EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") is made effective this 16th day of June, 2003, by and between Lifetime Healthcare Services, Inc., a Delaware corporation (together with its successor and assigns, the "Company"), and Dr. Jonathan Landow, M.D. (the "Executive").

                                    RECITALS

     WHEREAS, on the date hereof, the Company has purchased the stock of New York Medical, Inc., a Delaware corporation ("New York Medical"), owned by Redwood Investment Associates, L.P., a Delaware limited partnership and an affiliate of the Executive ("Redwood"), pursuant to that certain Stock Purchase Agreement, dated as of March 21, 2003, as amended pursuant to an amendment dated of even date herewith (the "Purchase Agreement"), by and among the Company, New York Medical, Inc., and Redwood; and


     WHEREAS, the Company, the Executive, American United Global, Inc. ("AUGI"), certain stockholders of the Company, the Rubin Family Irrevocable Stock Trust (the "Trust") and Robert M. Rubin ("Rubin") have entered into an agreement dated of even date herewith (the "Closing Agreement"); and


     WHEREAS, in consideration of the aforesaid sale of stock of the Company owned by Redwood pursuant to the Purchase Agreement, Redwood received $5,500,000 in the form of a convertible promissory note; and

     WHEREAS, the Executive was the President and Chief Executive Officer of New York Medical; and

     WHEREAS, AUGI and the Company have entered into an Amended and Restated Agreement and Plan of Merger whereby AUGI pursuant to which shall acquire 100% of the capital stock of the Company contemporaneously with the execution of this Agreement; and

     WHEREAS, AUGI has agreed to guaranty the performance of all the obligations of the Company under this Agreement; and

     WHEREAS, the Company and AUGI desire to continue to employ the Executive and to utilize his services as indicated herein and the Executive has agreed to provide such management services to the Company and the other members of the AUGI Group (as hereinafter defined); and

     WHEREAS, as a material inducement for the Company to enter into the Purchase Agreement, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

     WHEREAS, capitalized terms used but not defined in this Agreement are used herein as defined in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:








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



                                   PROVISIONS

     1. Term and Duties. The Company hereby agrees to employ the Executive as the Chief Executive Officer of the Company and its subsidiary NYMI, commencing on the date hereof and continuing for a period of three (3) years from the date hereof or until earlier terminated in accordance with this Section 1 or Section 4 (the "Term"). Subject to the provisions of this Agreement and the Closing Agreement, during the Term, the Executive shall devote his best efforts and abilities to the performance of the Executive's duties on behalf of the AUGI Group and to the promotion of its interests, consistent with and subject to, the direction and control of the Board of Directors of AUGI (the "AUGI Board"). The Executive shall devote substantially all of his business and professional time, energies, attention and abilities to the operation of the AUGI Group.

     2. Compensation.

          (a) Salary. In consideration of the services to be rendered by the Executive during the Term of this Agreement, the Company shall pay the Executive an annual salary at a rate of $314,000 per year ("Salary"), payable in accordance with the normal payroll practices of the Company as are in effect from time to time; provided, that as of December 16, 2003, the Salary shall be increased to $348,000 per year for the remainder of the Term; and provided further, that the Salary shall be increased by $25,000 per year, retroactive to the first day of any fiscal year commencing with the fiscal year beginning on January 1, 2004, if the Company's net income (before any extraordinary gains or losses) as reflected in the Company's audited consolidated statement of net income for the immediately preceding fiscal year is greater than or equal to $1.00.

          (b) Stock Options. The Company shall, pursuant to a stock option plan and agreement containing standard and customary terms and conditions, grant to Executive promptly, and in any event not later than 5 days after the date of this Agreement, options (the "Granted Options") to purchase 1,500,000 shares of Common Stock, par value $0.01 per share, of AUGI (the "Common Stock"). The Granted Options shall vest forty percent (40%) immediately, and an additional twenty percent (20%) shall vest on each of the next three (3) anniversaries of the Closing Date provided that the Executive is still employed by the Company, AUGI, or New York Medical, Inc. (collectively, the "AUGI Group") on such dates. All the Granted Options shall (i) be exercisable for an exercise price per share equal to 100% of the fair market price of the Common Stock on the date of execution and delivery of the Purchase Agreement, or in the case of any Incentive Stock Options (as defined in the Code), at an exercise price per share equal to 110% of the fair market price of the Common Stock on the date of execution and delivery of the Purchase Agreement, and (ii) be exercisable for a period of five (5) years from the date of grant, which exercise period shall not be shortened by reason of the expiration or termination of this Agreement or the termination of the Executive's employment at any time (it being understood that, as a result of such continued exercise period, any options that are intended to qualify as ISO's may fail to do so).

     3. Benefits.

          (a) Benefit Programs. The Executive shall be eligible to participate in such benefit programs offered by the AUGI Group such as health, disability, life insurance, any employee stock purchase or option plan, vacations and 401(k) plan, as are offered to similarly-situated employees (except in the case of equity-based incentive plans where awards are subject to the discretion and approval of the AUGI Board (or committee thereof) and in each case no less favorable than the terms of benefits generally available to the employees of the AUGI Group, subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question. Notwithstanding anything to the contrary contained herein, Executive shall be entitled to the additional benefits set forth on Schedule A hereto.




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




          (b) Business Expenses. During the Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with carrying out his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the generally applicable policies of the Company.

     4. Termination.

          (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death or termination due to "Disability." For purposes of this Agreement, Disability shall mean the Executive's inability to perform the duties of his position for three (3) consecutive months, or 90 days in any 365-day period.

          (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than 30 days written notice to the Company, voluntarily terminate his employment for any reason.

          (c) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean the Executive's
     (i) commission of an act which constitutes common law fraud, embezzlement or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm to the AUGI Group 's business, standing or reputation, (ii) gross negligence on the part of the Executive in the performance of his duties hereunder, (iii) breach of his duty of loyalty or care to the AUGI Group, (iv) other misconduct that is materially detrimental to the AUGI Group, (v) subject to the Closing Agreement, the ongoing refusal or failure to perform the Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the AUGI Board or lawful instructions of the AUGI Board, in each case after receiving written notice describing his non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (vi) material breach by the Executive of this Agreement or the Closing Agreement, including without limitation the non-competition and non-solicitation provisions of Section 8 hereof, or any other agreement with or for the benefit of the AUGI Group to which the Executive is a party or by which the Executive is bound, which is not cured (to the extent curable) within ten (10) business days following written notice from the AUGI Group. The allegation by the AUGI Group of a fraud, embezzlement, felony, tortious or unlawful act of the Executive shall constitute "Cause" only if same is subsequently determined by a court of law or equity to be such an act or is agreed to by the Executive; pending such determination, the AUGI Group may withhold payment of any Salary and may relieve the Executive of his duties as described herein, provided that, if the relevant act or omission is not ultimately determined to constitute a tortious or unlawful act of the Executive as provided above, then such Salary withholding and the Executive being relieved of his duties shall be deemed to have been a dismissal or termination of the Executive without Cause.

          (d) Notice of Termination. Any termination by the Company for Cause shall be communicated by Notice of Termination to the Executive given in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" means a written notice given within a reasonable time after the event or action believed to constitute the reason for giving notice.

          (e) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) in the case of termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein up to thirty (30) days after receipt, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminated during the Term.



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



     5. Termination Payments.

          (a) Voluntary Termination; Death or Disability. If the Executive's employment is voluntarily terminated during the Term of this Agreement or by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder through the Date of Termination and the AUGI Group shall pay to the Executive (or his beneficiary of estate) (i) the Executive's accrued but unpaid Salary, if any (the "Earned Salary") in cash in a single lump sum as soon as practicable following the Date of Termination, provided that the Company may obtain and utilize the life insurance proceeds of term life insurance to make such payments, (ii) any vested amounts or vested benefits owed to the Executive under the AUGI Group 's otherwise applicable employee benefit plans and programs, and not yet paid by the AUGI Group (the "Accrued Obligations"), (iii) provided that the Executive or the Executive's legal representative executes and delivers to the AUGI Group a general release in favor of the AUGI Group (that will exclude any obligations to be performed by any member of the AUGI Group under this Agreement, the Purchase Agreement or any agreements entered into in connection therewith) (a "Release"), for a three month period beginning on the Date of Termination, (x) the Salary amount then in effect and not subject to further increases, prorated for such three month period and payable in accordance with the normal payroll practices of the AUGI Group as are in effect from time to time, and (y) the health and disability benefits as well as any car allowance, and (iv) any other benefits payable due to the Executive's death or Disability under the AUGI Group 's plans, policies or programs.

          (b) Termination without Cause. If the Executive's employment is terminated during the Term of this Agreement without Cause and not due to the death or Disability of the Executive, this Agreement shall terminate without further obligations to the Executive under this Agreement other than those obligations accrued hereunder through the Date of Termination and the AUGI Group shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement, and (iii) provided the Executive executes and delivers to the AUGI Group a Release, for the period which is the greater of one (1) year or the remainder of the Term, (x) the Salary amount then in effect and not subject to further increases, prorated for such period and payable in accordance with the normal payroll practices of the AUGI Group as are in effect from time to time, and (y) the health and disability benefits as well as any car allowance. In addition upon such termination, provided the Executive executes and delivers to the AUGI Group a Release, all options granted pursuant to Section 2(b) shall immediately become vested.

          (c) Termination for Cause. If the Executive's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Executive under this Agreement other than those obligations accrued hereunder through the Date of Termination and the Company shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination, and (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement. The aforesaid amounts shall be subject to offset to the extent of any liability incurred by the AUGI Group as a result of any acts or omissions by the Executive constituting Cause for termination hereunder, as determined by a court of competent jurisdiction.




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



     6. Confidentiality.

          (a) The Executive realizes that during this Agreement, the Executive will produce and/or will have access to confidential memoranda, notes, information, records, maps, research results, business projections, business and research notebooks, data, formulae, specifications, trade secrets, customer lists, inventions and processes of the AUGI Group, and other information of a confidential nature (collectively, "Confidential Information"). Confidential Information shall not include any information that (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the part of the Executive; or (ii) was rightfully received by the Executive on a non-confidential basis from a third party (provided that such third party is not known to the Executive after reasonable inquiry to be bound by a confidentiality agreement with the AUGI Group or another party).

          (b) Both during the term of this Agreement and subsequent to its termination, the Executive agrees to hold all Confidential Information in confidence and not to disclose, and not directly or indirectly to use, copy, digest or summarize, any Confidential Information, except as required by law and to the extent the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed or authorized by the AUGI Group and, after termination of the Executive's employment hereunder, as specifically authorized in writing by the AUGI Group.

          (c) All records in whatsoever form and in whatsoever medium recorded, and any and all copies thereof (including volatile electronic or magnetic signals), relating to the AUGI Group 's business that the Executive shall prepare, or use, or come into contact with in the course of his executing his duties under this Agreement, shall be and remain the sole property of the AUGI Group and shall not be removed from the AUGI Group 's premises except as the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed and authorized by the AUGI Group; and the same shall be returned promptly to the AUGI Group upon termination of the Executive's employment relationship with the AUGI Group or upon the AUGI Group's request.

          (d) The provisions of this Section 6 shall survive the termination of this Agreement.

     7. Inventions. The Executive shall promptly, and in any event no later than one (1) year after termination of his employment with the AUGI Group, with respect to Inventions made or conceived by the Executive during his employment, either solely or jointly with others, if based on or related to or connected with the business of the AUGI Group or the AUGI Group or time, material, facilities or other employees of the AUGI Group contributed thereto:

          (a) promptly and fully inform the AUGI Group in writing of such Inventions;

          (b) assign, and the Executive does hereby assign, to the AUGI Group all of the Executive's rights to such Inventions, if any, and to applications for Letters Patent and to Letters Patent granted upon such Inventions (all as designated by AUGI); and

          (c) acknowledge and deliver promptly to the AUGI Group (without charge to the Executive but at the expense of the AUGI Group) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain Letters Patent and to vest the entire right and title thereto in the AUGI Group.

All Inventions, regardless of whether or not they are considered "works for hire," shall for all purposes be regarded as acquired and held by the Executive for the benefit, and shall be the sole and exclusive property, of the AUGI Group. For purposes of this Agreement "Inventions" means discoveries, developments, improvements, or inventions (whether patentable or not) related to the business conducted by the AUGI Group.

The provisions of this Section 7 shall survive the termination of this Agreement.



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



     8. Non-Compete; Non-Solicitation.

          (a) The Executive agrees that he possesses or will possess knowledge, skills and reputation in the industry in which the AUGI Group operates which are of material importance to the AUGI Group, and which are special, unique and extraordinary. The Executive acknowledges that the loss of his services, or the use of his services by a competitor, may cause irreparable harm to the AUGI Group. Therefore, during the term hereof and during periods set forth in Subsection (b) hereof, following termination of the Executive's employment hereunder for any reason, with or without Cause, the Executive, individually and personally, shall not do any of the following unless specifically authorized in writing by the AUGI Board:

               (i) Canvass, solicit, or accept any business in any line of business that the AUGI Group has conducted at any time during the Term (the "Industry") from any present or past customer of the AUGI Group or any related company, if the customer is located in the United
          States (the "Territory"). It is agreed and understood that the Industry shall not be deemed to include the management of any medical specialties that the AUGI Group has not been engaged in the management of at any time during the Term.

               (ii) Aid or assist any other person, entity, partnership, or corporation in any effort to canvass, solicit, or accept any business in the Industry from any past or present customers of the AUGI Group or of any related company, if the customer is located within the Territory.

               (iii) Directly or indirectly request or advise any past or present customer of the AUGI Group, or any past, present, or possible future customer of any related companies to withdraw, curtail, cancel, or not undertake business in the Industry with any related company, if the customer is located within the Territory.

               (iv) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of the AUGI Group, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of the AUGI Group within the meaning of C.R.S. Section 8-2-113(2)(b) and C.R.S. Section 7-74-102(4).

               (v) Suggest, solicit, or encourage any employee of the AUGI Group or any related company to leave the employment of such entity or disparage the AUGI Group or any related company or their conditions of employment, or disclose to any other person, entity, partnership, or corporation the names of employees of the AUGI Group or any related company.

               (vi) Directly or indirectly establish, as manager, employee or owner of greater than 1% of the outstanding ownership interest, or participate in an enterprise competitive with any business which is conducted at any time during the term of this Agreement by the AUGI Group or any related company, and which business is in the Industry and in the Territory.

               (vii) Provide any product, service, financing, aid, or assistance of any kind for any person, entity, partnership, association, or corporation which is competitive with any business which is conducted at any time during the term of this Agreement by the AUGI Group or any related company, and which business is in the Industry and in the Territory.




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


               (viii) Compete in any manner with any business which is conducted at any time during the term of this Agreement by the AUGI Group or any related company, and which business is in the Industry and in the Territory.

          (b) The non-competition provisions set forth in Section 8(a) shall apply for a period of two (2) years from the end of the Term.

          (c) Nothing herein shall preclude the Executive from engaging in the practice of medicine following the end of the Term.

"Restrictive Covenants" means the covenants set forth in Sections 6, 7 and 8 and the related provisions thereafter.

     9. Consideration, Severability, Reasonableness of Restrictive Covenants and Maximum Enforceable Restrictions.

          (a) Consideration. The Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and in Section
     1.2 of the  Purchase  Agreement  and  rights  and  benefits  hereunder  and thereunder are all and singularly valuable consideration which are sufficient for any or all of the Executive's covenants set forth herein, but specifically with respect to the Restrictive Covenants.

          (b) Severability. Each of the Restrictive Covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one Section hereof for convenience.

          (c) Reasonableness of Restrictive Covenants. It is recognized and understood by the Executive that the AUGI Group's Confidential Information is the result of large amounts of time, effort and expense of the AUGI Group in acquiring and/or developing such information and is essential to the success of the AUGI Group.

          (d) Maximum Enforceable Restriction. In the event that any or all of the Restrictive Covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which they may be enforceable by such court under applicable law.

     10. Injunctive Relief. The parties agree that a breach of the Restrictive Covenants may cause irreparable damage to the AUGI Group, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief, and consequently, the Executive agrees that, in the event of a breach or a threatened breach of any of the Restrictive Covenants, the Company or any other member of the AUGI Group may institute an action to compel the specific performance of the Restrictive Covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

     11. No Prior Agreements. The Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. The Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.




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


     12. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

if to the Executive to:

                           Dr. Jonathan Landow, M.D.
                           c/o New York Medical, Inc.
                           Two Jericho Plaza
                           Jericho, New York 11753
                           Facsimile No.: 516-938-9679

with copy to:

                           Snow Becker Krauss, P.C.
                           605 Third Avenue, 25th Floor
                           New York, New York  10158
                           Attention:  Elliot Lutzker, Esq.
                           Facsimile No.:  (212) 949-7052

If to the Company:

                           Lifetime Healthcare Services, Inc.
                           125 Michael Drive
                           Syosset, New York 11791
                           Facsimile No.:  (516) 837-7000
                           Attention:  Robert DePalo

                           with copies to:

                           Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, NY 10022
                           Fax: (212) 735-8708
                           Attn:  Robert H. Cohen, Esq.

                           American United Global, Inc.
                           C/o 25 Highland Boulevard
                           Dix Hills, NY  11746
                           Facsimile No. (631) 254-2136
                           Attn. Robert M. Rubin

                           Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP 101 East 52nd Street
                           New York, NY 10022
                           Facsimile: (212) 980-5192
                           Attn.: Stephen A. Weiss, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

     13. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings, written or verbal, between the parties hereto with respect to the Executive's employment, and cancels and supercedes any and all agreements and understandings, written or verbal, between Company and the Executive, with respect to the Executive's Employment, including without limitation, that certain Compensation and Non-Compete Agreement, dated as of November 30, 2000, by and among New York Medical, the Executive and HSBC Bank USA, as Trustee for the ESOP (as the same may have been amended or modified subsequent thereto. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the AUGI Group and the Executive.

     14. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the AUGI Group and its successors and assigns, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

     15. Severability In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     16. Remedies; Waiver. No remedy conferred upon the AUGI Group by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the AUGI Group in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     17. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     18. Governing Law; Jurisdiction.

          (a) The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

          (b) Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within the County of Nassau, State of New York and irrevocably agrees that, subject to the AUGI Group's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and herself and in connection with its and her properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

     19. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.



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                                       9

     IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

COMPANY:


LIFETIME HEALTHCARE SERVICES, INC.


By /s/ Robert DePalo
--------------------
Name: ROBERT DEPALO
Title:   PRESIDENT



EXECUTIVE:


/s/Jonathan Landow, M.D.
------------------------
DR. JONATHAN LANDOW, M.D.





         ACCEPTED AND APPROVED

         AMERICAN UNITED GLOBAL, INC.


         /s/ Robert M. Rubin
         --------------------
         ROBERT M. RUBIN, CEO

                                   Schedule A

1    Car allowance of $1,200 per month.

2 Term life insurance policy of $1,000,000 payable to Executive's designee, or in the absence of such designation, Executive's estate, which the Company agrees to pay the premiums on and maintain in force throughout the term of this Agreement.

3 In addition, subject to cost, the Company shall have the right (but not the obligation) to purchase an additional term life insurance policy on the life of the Executive in the face amount of up to $5,500,000; the death benefits of which shall payable to the Company. Upon the occurrence of the Payment Events (as that term is defined in the Closing Agreement) the Company shall have the right to cancel or maintain in force such term life insurance policy.

The Executive agrees to submit to all physical examinations as may be required by the applicable insurer to obtain either or both of the above term life insurance policies.